Exhibit 10.18

SPONSOR LOCK-UP AGREEMENT

THIS SPONSOR LOCK-UP AGREEMENT (this “Agreement”) is dated as of May 6, 2021, by and between the undersigned (the “Holder”) and LifeSci Acquisition II Corp., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A.                 Parent, LifeSci Acquisition II Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Parent, and Science 37, Inc., a Delaware corporation (the “Company”), entered into a Merger Agreement dated as of May 6, 2021 (the “Merger Agreement”).

B.                  Pursuant to the Merger Agreement, Parent will become the 100% stockholder of the Company (the “Transaction”).

C.                  The Holder is the record and/or beneficial owner of (i) certain shares Parent Common Stock and (ii) certain Parent Warrants.

D.                 As a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	Lock-Up.

(a)                Subject to Section 1(e), during the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), (ii) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any such Lock-up Shares, in cash or otherwise, (iii) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement or (iv) engage in any Short Sales (as defined below) with respect to any security of Parent; provided, for the avoidance of doubt, that nothing in this Agreement shall restrict the Holder’s right to cause the Company to file and cause to become effective a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) naming such Holder as a selling securityholder (and to make any required disclosures in respect thereof), if applicable.

(b)                In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

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(c)                For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d)                For purpose of this Agreement, the “Lock-up Period” means, with respect to the Lock-up Shares, the period commencing on the Closing Date and ending on the date that is 180 calendar days thereafter.

(e)                Notwithstanding the provisions set forth in this Section 1, the restrictions set forth herein shall not apply to: (i) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (ii) transfers by operation of law; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-up Shares; provided, that such plan does not pro- vide for the transfer of Lock-up Shares during the Lock-up Period; (iv) gifts to a charitable organization; (v) transfers in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (vi) transfers to Parent or the Company; (vii) transfers to (A) Parent’s or the Company’s officers or directors or (B) any affiliates or family members of Parent’s or the Company’s officers or directors; (viii) the exercise of warrants to purchase shares of Parent Common Stock and any related transfer of shares of Parent Common Stock in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of such warrants or (B) for the purpose of paying the exercise price of such warrants or for paying taxes due as a result of the exercise of such warrants or the vesting of such warrants, it being understood that all shares of Parent Common Stock received upon such exercise or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period or (ix) transactions relating to shares of Parent Common Stock acquired in open market transactions, in each of clauses (i), (ii), (iii), (iv) and (vii), where such transferee agrees to be bound by the terms of this Agreement.

(f)                 In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be automatically released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of Parent and its Subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Parent being held by any Person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of Parent with or into a third-party purchaser that results in the inability of the pre-transaction equity holders of Parent to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2.                   Representations and Warranties. Each party hereto, by its respective execution and delivery of this Agreement, hereby represents and warrants to the other party hereto and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform such party’s respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

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3.                   Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Parent, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, (i) the shares of Parent Common Stock and (ii) Parent Warrants beneficially owned by the Holder as specified on the signature page hereto are collectively referred to as the “Lock-up Shares.”

4.                   No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5.                   Notices. All notices and other communications to be given or made hereunder shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. Eastern Time in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party for whom it is intended, (b)  delivered by registered or certified mail, return receipt requested, or (c) sent by email. Such communications shall be sent to the respective parties at the following street addresses or email addresses or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 5:

(a)	If to Parent, to:

LifeSci Acquisition II Corp.

250 West 55th Street, #3401

New York, NY 10019

Attention: Andrew McDonald

E-mail: andrew@lifesciacquisition.com

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail: mnussbaum@loeb.com

(b)	If to the Holder, to the addresses set forth on the Holder’s signature page hereto.

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.                   Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.                   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. The exchange of copies of this Agreement and signature pages by email in .pdf or .tif

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format (and including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

8.                   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto shall be permitted to assign any of such party’s rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other party hereto, and any attempted or purported assignment or delegation in violation of this Section 8 shall be null and void.

9.                   Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.                 Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.                 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

13.                 Governing Law. This Agreement, and any claims or Proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

14.                 Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LIFESCI ACQUISITION II CORP.

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer

[Signature Page to Sponsor Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

LIFESCI HOLDINGS LLC

By:	/s/ Andrew McDonald
Name: Andrew McDonald
Title: Chief Executive Officer

Address for Notice:

LifeSci Holdings LLC
250 West 55th Street, #3401
New York, NY 10019
(646) 889-1200
Attn: Andrew McDonald
Email: andrew@lifesciacquisition.com

with a copy, which shall not constitute notice, to:

Loeb and Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attn: Mitchell Nussbaum
Email: mnussbaum@loeb.com

NUMBER OF LOCK-UP SHARES:

1,772,034 shares of Parent Common Stock

3,146,453 Parent Warrants

[Signature Page to Sponsor Lock-Up Agreement]